UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 26, 2025

FREIGHT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38172	47-5429768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Timberloch Place, Suite 500, The Woodlands, TX	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (773) 905-5076

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	FRGT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 26, 2025, Freight Technologies, Inc. (the “Company”) entered into a Waiver and Amendment of Certain Restrictions in Securities Purchase Agreement (the “Amendment”) with Fetch Compute, Inc. (the “Purchaser”), which amends certain terms of the Securities Purchase Agreement, dated as of March 31, 2025 (the “Original Agreement”), by and between the Company and the Purchaser.

Pursuant to the Amendment, the Purchaser agreed to waive certain restrictions under the Original Agreement in connection with, and only in connection with, the Company’s issuance of four (4) senior secured convertible notes for an aggregate face amount of $2,000,000, which were issued under a $20 million convertible note facility pursuant to a securities purchase agreement between the Company, TrumpCoin Ventures I LLC and TrumpCoin Ventures II LLC, dated April 30, 2025.

The restrictions waived include the requirement to purchase additional tokens within a specified time period under Section 4.15 of the Original Agreement, any remedies available to the Purchaser for defaults or failures by the Company to comply under Section 4.17 of the Original Agreement, and the restriction that the Company and its subsidiaries shall not incur, directly or indirectly, any indebtedness without prior written notice to the Purchaser under Section 4.20 of the Original Agreement.

In addition, the Amendment modifies the transfer restrictions for any Conversion Shares (as defined in the Original Agreement), such that the aggregate amount of Conversion Shares that may be traded on any trading day on the trading market has been increased from two percent (2%) to four percent (4%) of the total number of the Company’s outstanding ordinary shares, with no par value per share, as set forth in Section 4.1(b) of the Original Agreement.

All other material terms of the Original Agreement remain unchanged and in full force and effect.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Waiver and Amendment of Certain Restrictions in Securities Purchase Agreement dated June 26, 2025, by and between Freight Technologies, Inc. and Fetch Compute, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2025	Freight Technologies, Inc.

/s/ Javier Selgas
	Name:	Javier Selgas
	Title:	Chief Executive Officer